SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 1996



                                   PHC. Inc.
               (Exact name of registrant as specified in its charter)




           Massachusetts               0-23524                04-2601571

          (State or other            (Commission            (I.R.S. Employer
           jurisdiction of            File Number)          Identification No.)
           incorporation)





                  200 Lake Street Suite 102. Peabody, MA 01960
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:         (508) 536-2777


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Item 7. Financial Statements and Exhibits.

     On November 14, 1996, in its report on Form 10Q-SB (as amended by the filing of Form 10-QSB-A-l on December 5, 1996), PHC, Inc. (the "Company") described the acquisition as of October 31, 1996 of the businesses previously conducted by Behavioral Stress Centers, Inc. and Clinical Associates and
Clinical    Diagnostics  (the  "Acquired   Companies").   Since  the  Acquired
Companies are  anticipated to be of  significance  to the Company  pursuant to
Item 310(c) of Form S-B, the Company is obligated under Item 7 of Form 8-K, promulgated by the Securities and Exchange Commission, to file two years of audited financial statements for the Acquired Companies within 60 days after the Company's Report on Form 10-QSB (in this case, not later than January 13, 1997).

     The Company will be unable to file two years of audited financial statements for the Company for the following reasons: The Acquired Companies utilized the cash basis method of accounting. Their record keeping was rudimentary at best. For example, revenue was recognized by the Acquired Companies upon the receipt of payment, irrespective of when services were rendered. Unfortunately, the Acquired Companies did not retain, in all circumstances, the documentation required to verify the date on which services were rendered, and some of the records that were retained were destroyed in a basement flood. Accordingly, there is no consistent and accurate record available that would allow the determination of the period in which a service, resulting in a payment, was actually rendered.

     In addition, it appears that the Acquired Companies did not invoice all services rendered and in many cases did not create invoices in a timely manner. Some of the records of invoices which were retained were also destroyed in the flood described above, and the Acquired Companies did not retain backup information in a secure, off-site location. As a result of the poor record-keeping of the Acquired Companies, it is impossible to trace invoices to determine whether payment has been received or whether the services were billed.

      Prior to the acquisition of the Acquired Companies and in light of the inability of the Company to verify certain accounting records of the Acquired Companies, the Company spent significant time and effort studying the prudence of the acquisition and whether the transaction would be economically beneficial to the Company and its shareholders.

      For the reasons stated above, the Company's independent public accountants, Richard A. Eisner & Company, Inc., have indicated to the Company that they will not be able to conduct an audit of the Acquired Companies in accordance with generally accepted auditing standards for the period required. In addition, the Company believes that it will be virtually impossible to produce unaudited financial statements for the Acquired Companies on an accrual basis in accordance with generally accepted accounting principles for the period prior to the Closing. Commencing with the fiscal quarter ending December 31, 1996, the consolidated financial statements of the Company will include the operations of the Acquired Companies.

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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PHC, INC.



Date:  December 20, 1996                 BY:  ______________________________
                                                Bruce A. Shear
                                                President

                                  SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PHC, INC.



Date: December 20, 1996                 BY:   _/s/ Bruce A. Shear__________
                                                   Bruce A. Shear
                                                   President